EXHIBIT 99.1
                                                                   ------------


For Immediate Release
Monday, May 8, 2006

                                                       Contacts: Dave Newcomer
                                                                   Jodi Wright
                                                                  317.266-0100


                      CHAIRMAN AND CEO PROPOSES TO ACQUIRE
                       EMMIS COMMUNICATIONS CORPORATION'S
                            OUTSTANDING PUBLIC SHARES

     $15.25 CASH PER SHARE OFFERED FOR EMMIS COMMUNICATIONS CORPORATION'S
                                 PUBLIC SHARES



             EMMIS COMMUNICATIONS CORPORATION ANNOUNCES AGREEMENTS
                         TO SELL WKCF-TV AND KKFR-FM

   HEARST-ARGYLE TO PURCHASE ORLANDO'S WB/CW AFFILIATE FOR $217.5 MILLION;
        BONNEVILLE TO PURCHASE PHOENIX RADIO STATION FOR $77.5 MILLION

CHAIRMAN AND CEO PROPOSAL:

         Indianapolis, IN, May 8, 2006 - Emmis Communications Corporation (NASDAQ: EMMS) ("Emmis") today announced that ECC Acquisition, Inc., an Indiana corporation wholly-owned by Jeffrey H. Smulyan, the Chairman, Chief Executive Officer and controlling shareholder of Emmis ("Purchaser"), has made a non-binding proposal to acquire the outstanding publicly held shares of Emmis for $15.25 per share in cash.

         According to the proposal, the offer price represents a 13.6% premium over the closing price of Emmis' Class A common stock on Friday, May 5, 2006, the last trading day prior to the proposal. The proposal values the total common equity of Emmis (including both Class A Common Stock and Class B Common Stock) at approximately $567 million and implies an enterprise value of approximately $1.4 billion (based on Emmis' outstanding debt and preferred stock).

         The proposal states that the transaction would be implemented through a merger of Emmis with the Purchaser. In conjunction with the merger, Purchaser proposes to refinance certain of Emmis' outstanding debt and preferred stock. The proposal further states that Purchaser intends to invite certain other members of Emmis' management to join the Purchaser in the proposed transaction.

         In response to the proposal, the Board of Directors of Emmis announced that it has formed a special committee of independent directors to consider the proposal. The Special Committee will select its own independent financial and legal advisors. Mr. Smulyan and the other directors of Emmis that are members of management will not participate in the evaluation of the proposal, which requires the recommendation of the special committee and the approval of the Board of Directors.

         Emmis   expects  this  process  to  have  no  impact  on   day-to-day
operations.

         The transaction will be subject to the negotiation and execution of definitive agreements related to the transaction and will be subject to receipt of required financing. The proposal states that the transaction is not subject to any regulatory conditions other than Federal Communications Commission ("FCC") approvals and, if applicable, compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The proposal also states that the transaction will be subject to approval by Emmis' shareholders. Under the terms of Emmis' charter, the transaction will be a "going private" transaction (as such term is defined in the charter) involving Emmis and a purchaser affiliated with Mr. Smulyan; therefore, holders of Class B Common Stock will be entitled to vote on the transaction on an "as converted" to Class A Common Stock basis so that all shares are entitled to one vote per share and vote together as a single class. Mr. Smulyan owns shares of Emmis representing approximately 16.9% of the equity and 16.9% of the votes entitled to vote on the proposal (calculated in each case to include shares issuable under all options exercisable currently or within 60 days).

         In its proposal, Purchaser advised Emmis' Board that Mr. Smulyan will not agree to any other transaction involving Emmis or his shares of Emmis. Under the terms of Emmis' charter, on any such other transaction (other than the "going private" transaction described above) that requires the approval of Emmis' shareholders, the Class A Common Stock and Class B Common Stock will vote together as a single class, with each share of Class A Common Stock entitled to one vote per share and each share of Class B Common Stock entitled to ten votes per share. Mr. Smulyan would in such circumstances have approximately 66.7% of the combined voting power entitled to vote on any such other transaction (calculated to include shares issuable under all options exercisable currently or within 60 days), thereby giving him the ability to prevent Emmis from engaging in any such other transaction.

         The proposal stated that The Blackstone Group L.P., Banc of America Securities LLC and Deutsche Bank Securities Inc. are each serving as Purchaser's financial advisors and Paul, Weiss, Rifkind, Wharton & Garrison LLP is providing legal advice to Purchaser.

         Emmis does not anticipate making any further announcement concerning the proposal unless and until a definitive agreement is reached. If and when the parties reach a definitive agreement with respect to the proposal, Emmis and Purchaser will file appropriate materials with the Securities and Exchange Commission and mail such materials to Emmis shareholders. Shareholders and other interested parties should read Emmis' relevant documents filed with the SEC when they become available because they will contain important information. Emmis' shareholders will be able to obtain such documents free of charge at the SEC's web site (www.sec.gov) or from Emmis at One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, Attn: Scott Enright.

AGREEMENTS TO SELL WKCF-TV AND KKFR-FM; CLOSING ON WRDA-FM

         Emmis today also announced that it has signed agreements to sell two of its broadcast properties: WKCF-TV, its WB/CW affiliate in Orlando, and KKFR-FM in Phoenix.

         Under terms of its agreement,  Hearst-Argyle Television,  Inc. (NYSE:
HTV) has agreed to pay $217.5 million in cash for the assets of WKCF-TV, subject to FCC and other regulatory approvals.

         Emmis continues to own 50 percent of "The Daily Buzz," a syndicated weekday news program produced in the WKCF studios, with partner Acme Communications, and will retain the WKCF building.

         Emmis purchased WKCF in October of 1999 from Press Communications, LLC. In May 2005, Emmis announced its intention to explore strategic alternatives for its 16-station television division. Since that time and including today's announcement, 14 Emmis television stations have found buyers. The television stations remaining in the Emmis portfolio are New Orleans' WVUE-TV (Fox 8) and Honolulu's KGMB-TV (CBS 9).

         In Phoenix, Bonneville International Corporation and Bonneville Holding Company have agreed to purchase the assets of KKFR-FM (Power 92.3) for $77.5 million, subject to FCC and other regulatory approvals.

         Emmis purchased KKFR-FM from Clear Channel in August 2000. In January 2005, Emmis swapped three Phoenix stations -- KTAR-AM, KMVP-AM and KKLT-FM -- with Bonneville in exchange for WLUP-FM (97.9) in Chicago and $70 million in cash. After the close of the transaction, Emmis will own 23 domestic radio stations in seven markets.

         The closing of each of these transactions is subject to customary conditions, including approval from the FCC, and is expected to occur in the next three to six months.

         Emmis also announced that on May 5, 2006, it completed the sale of the assets of WRDA-FM (104.1 FM, now known as WHHL-FM) to Radio One (NASDAQ:
ROIAK and ROIA) for $20 million. Emmis announced it had signed a definitive agreement for the sale of the station in September of 2005. In St. Louis, Emmis continues to own KFTK-FM (97.1), KIHT-FM (96.3), KPNT-FM (105.7) and legendary KSHE-FM (94.7). Emmis-St. Louis continues to air Red's programming via the web at WWW.REDONTHEWEB.COM.

OTHER MATTERS:

         Through February 28, 2006, Emmis had deferred approximately $1.1 million of third-party acquisition-related costs associated with the acquisition of the Washington Nationals Major League Baseball franchise. On April 18, 2006, Emmis reported results for its fourth quarter and full year ended February 28, 2006, and continued to believe that deferral of these costs was appropriate. However, on May 3, 2006, Major League Baseball announced that it had awarded the right to purchase the Washington Nationals to a group other than the one led by Emmis. As a result of this subsequent event, Emmis has expensed these costs in its year ended February 28, 2006, as a component of corporate expenses. Consequently, Emmis' operating income in its Form 10-K for the year ended February 28, 2006, will be $1.1 million lower than the operating income reported in its press release on April 18, 2006. Please see the financial table attached to this press release as Annex A.

EMMIS COMMUNICATIONS - GREAT MEDIA, GREAT PEOPLE, GREAT SERVICE(R)

         Emmis Communications is an Indianapolis-based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Pro forma for the transactions above, Emmis' 21 FM and 2 AM domestic radio stations serve the nation's largest markets of New York, Los Angeles and Chicago as well as St. Louis, Austin, Indianapolis and Terre Haute, Ind. In addition, Emmis owns a radio network, international radio interests, two television stations, award-winning regional and specialty magazines, and ancillary businesses in broadcast sales and publishing.

NOTE: STATEMENTS IN THIS RELEASE REPRESENT THE PARTIES' CURRENT INTENTIONS, PLANS, EXPECTATIONS AND BELIEFS AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THE EVENTS DESCRIBED IN THIS RELEASE, INCLUDING RISKS OR UNCERTAINTIES RELATED TO THE SUCCESS OF THE NEGOTIATIONS WITH THE SPECIAL COMMITTEE AND WHETHER THE MERGER WILL BE COMPLETED, AS WELL AS CHANGES IN GENERAL ECONOMIC CONDITIONS, STOCK MARKET TRADING CONDITIONS, TAX LAW REQUIREMENTS OR GOVERNMENT REGULATION, AND CHANGES IN THE BROADBAND COMMUNICATIONS INDUSTRY OR THE BUSINESS OR PROSPECTS OF EMMIS. THE READER IS CAUTIONED THAT THESE FACTORS, AS WELL AS OTHER FACTORS DESCRIBED OR TO BE DESCRIBED IN SEC FILINGS WITH RESPECT TO THE TRANSACTION, ARE AMONG THE FACTORS THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE CURRENT EXPECTATIONS DESCRIBED HEREIN. NO AGREEMENT, ARRANGEMENT OR UNDERSTANDING WITH RESPECT TO THE ACQUISITION OF THE STOCK OF EMMIS DESCRIBED ABOVE SHALL BE CREATED (OR DEEMED CREATED FOR ANY PURPOSE) UNTIL SUCH TIME AS DEFINITIVE DOCUMENTATION PROVIDING FOR ANY SUCH AGREEMENT, ARRANGEMENT, OR UNDERSTANDING HAS BEEN APPROVED BY THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS OF EMMIS AND THEREAFTER EXECUTED AND DELIVERED BY EMMIS AND ALL OTHER RELEVANT PERSONS. CERTAIN STATEMENTS INCLUDED IN THIS RELEASE WHICH ARE NOT STATEMENTS OF HISTORICAL FACT, INCLUDING BUT NOT LIMITED TO THOSE IDENTIFIED WITH THE WORDS "EXPECT," "WILL" OR "LOOK" ARE INTENDED TO BE, AND ARE, BY THIS NOTE, IDENTIFIED AS "FORWARD-LOOKING STATEMENTS," AS DEFINED IN THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF EMMIS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULT, PERFORMANCE OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, AMONG OTHERS:

     o   GENERAL ECONOMIC AND BUSINESS CONDITIONS;

     o FLUCTUATIONS IN THE DEMAND FOR ADVERTISING AND DEMAND FOR DIFFERENT TYPES OF ADVERTISING MEDIA;

     o   OUR ABILITY TO SERVICE OUR OUTSTANDING DEBT;

     o   INCREASED COMPETITION IN OUR MARKETS AND THE BROADCASTING INDUSTRY;

     o OUR ABILITY TO ATTRACT AND SECURE PROGRAMMING, ON-AIR TALENT, WRITERS AND PHOTOGRAPHERS;

     o INABILITY TO OBTAIN (OR TO OBTAIN TIMELY) NECESSARY APPROVALS FOR PURCHASE OR SALE TRANSACTIONS OR TO COMPLETE THE TRANSACTIONS FOR OTHER REASONS GENERALLY BEYOND OUR CONTROL;

     o   PURCHASER'S OFFER TO PURCHASE BEING TERMINATED OR MODIFIED MATERIALLY;

     o   INCREASES IN THE COSTS OF PROGRAMMING, INCLUDING ON-AIR TALENT;

     o   INABILITY TO GROW THROUGH SUITABLE ACQUISITIONS;

     o NEW OR CHANGING REGULATIONS OF THE FEDERAL COMMUNICATIONS COMMISSION OR OTHER GOVERNMENTAL AGENCIES;

     o   COMPETITION FROM NEW OR DIFFERENT TECHNOLOGIES;

     o WAR, TERRORIST ACTS OR POLITICAL INSTABILITY; AND OTHER FACTORS MENTIONED IN DOCUMENTS FILED BY EMMIS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                       Annex A


               EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED FINANCIAL DATA
           (Unaudited, dollars in thousands, except per share data)

                                                            THREE MONTHS ENDED FEBRUARY 28,  TWELVE MONTHS ENDED
                                                            -------------------------------  -------------------
                                                                   2006             2005                 2006
                                                                   ----             ----                 ----
OPERATING DATA:
  Net revenues:
    Radio                                                     $     63,045     $     60,855         $    300,545
    Publishing                                                      21,440           20,021               86,836
    Total net revenues                                              84,485           80,876              387,381
  Operating expenses, excluding noncash compensation:
    Radio                                                           43,978           38,768              174,321
    Publishing                                                      20,976           17,683               78,837
    Total station operating expenses, excluding
      noncash compensation                                          64,954           56,451              253,158
  Corporate expenses, excluding noncash compensation                13,295            7,438               32,686
  Noncash compensation (a)                                             690            2,318                8,906
  Depreciation and amortization                                      4,867            3,835               17,335
  Impairment loss                                                   37,372               --               37,372
  Loss on disposal of assets                                             9              718                   94
                                                              ------------     ------------         ------------
  Operating income (loss)                                          (36,702)          10,116               37,830
  Interest expense                                                 (21,513)          (9,568)             (70,586)
  Interest income                                                    3,040              564                3,532
  Gain from unconsolidated affiliates                                   55                3                    8
  Loss on debt extinguishment (b)                                   (6,952)              --               (6,952)
  Other income (expense), net                                         (170)             680                 (500)
                                                              ------------     ------------         ------------
  Income (loss) before income taxes, minority
    interest, discontinued operations and accounting change        (62,242)           1,795              (36,668)
  Provision (benefit) for income taxes                             (25,748)           1,544              (15,455)
  Minority interest (income) expense, net of tax                      (485)             539                3,026
                                                              ------------     ------------         ------------
  Income (loss) from continuing operations                         (36,009)            (288)             (24,239)
  Income (loss) from discontinued operations, net of tax           174,951           37,389              382,010
                                                              ------------     ------------         ------------
  Income (loss) before accounting change                           138,942           37,101              357,771
  Cumulative effect of accounting change, net of tax                    --         (303,000)                  --
                                                              ------------     ------------         ------------
  Net income (loss)                                                138,942         (265,899)             357,771
  Preferred stock dividends                                          2,246            2,246                8,984
                                                              ------------     ------------         ------------
  Net income (loss) available to common shareholders          $    136,696     $   (268,145)        $    348,787
                                                              ============     ============         ============
  Basic net income (loss) per common share:
    Continuing operations                                     $      (1.03)    $      (0.04)        $      (0.78)
    Discontinued operations, net of tax                               4.72             0.66                 8.91
    Cumulative effect of accounting change, net of tax                  --            (5.37)                  --
                                                              ------------     ------------         ------------
  Net income (loss) available to common shareholders          $       3.69     $      (4.75)        $       8.13
                                                              ============     ============         ============
  Diluted net income (loss) per common share:
  Continuing operations                                              (1.03)    $      (0.04)        $      (0.78)
  Discontinued operations, net of tax                                 4.72             0.66                 8.91
  Cumulative effect of accounting change, net of tax                    --            (5.37)                  --
                                                              ------------     ------------         ------------
  Net income (loss) available to common shareholders          $       3.69     $      (4.75)        $       8.13
                                                              ============     ============         ============
  Weighted average shares outstanding:
    Basic                                                           37,056           56,397               42,876
    Diluted                                                         37,056           56,397               42,876